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Exhibit (a)(1)(v)

NOTICE OF GUARANTEED DELIVERY

Cephalon, Inc.

For Tender of

Zero Coupon Convertible Subordinated Notes due June 15, 2033, First Putable June 15, 2008
Zero Coupon Convertible Subordinated Notes due June 15, 2033, First Putable June 15, 2010

Pursuant to its Exchange Offer

Described in the Offer to Exchange, Dated November 16, 2004

THE EXCHANGE OFFER WILL EXPIRE AT 9:00 A.M., NEW YORK CITY TIME, ON DECEMBER 15, 2004, UNLESS EXTENDED BY THE COMPANY WITH RESPECT TO EITHER OR BOTH SERIES OF NOTES (SUCH TIME AND DATE, AS EXTENDED, THE "EXPIRATION DATE"). TENDERS MAY BE WITHDRAWN AT ANY TIME PRIOR TO THE EXPIRATION DATE.

The Exchange Agent is:
U.S. Bank National Association

By Mail, Overnight Mail, Courier or Hand:
U.S. Bank National Association
West Side Flats Operations Center
60 Livingston Avenue
St. Paul, MN 55107
Attn: Specialized Finance
For Information: (800) 934-6802

By Facsimile:
(651) 495-8158
Attn: Specialized Finance
Confirm by Receipt of Facsimile Only: (651) 495-3511

DELIVERY OF THIS NOTICE OF GUARANTEED DELIVERY TO AN ADDRESS OTHER THAN AS SET FORTH ABOVE, OR TRANSMISSION TO A FACSIMILE NUMBER OTHER THAN AS SET FORTH ABOVE, WILL NOT CONSTITUTE A VALID DELIVERY.

        You must use this form to accept the exchange offer of Cephalon, Inc. (the "Company") made pursuant to the Offer to Exchange, dated November 16, 2004 (as amended or supplemented from time to time, the "Offer to Exchange"), and the related Letter of Transmittal (the "Letter of Transmittal") if the procedure for book-entry transfer cannot be completed on a timely basis or time will not permit all required documents to reach U.S. Bank National Association, the exchange agent for the exchange offer (the "Exchange Agent"), prior to the Expiration Date. This Notice of Guaranteed Delivery may be delivered or transmitted by facsimile transmission, mail or hand delivery to the Exchange Agent as set forth below. In addition, in order to utilize the guaranteed delivery procedures to tender your Zero Coupon Convertible Subordinated Notes due June 15, 2033, First Putable June 15, 2008 (the "Old 2008 Notes"), and/or your Zero Coupon Convertible Subordinated Notes due June 15, 2033, First Putable June 15, 2010 (the "Old 2010 Notes" and, together with the Old 2008 Notes, the "Old Notes"), pursuant to the exchange offer, a Letter of Transmittal (or manually signed facsimile thereof) or an electronic confirmation pursuant to The Depository Trust Company's Automated Tender Offer Program ("ATOP") system, with any required signature guarantees and any other required documents (including an agent's message, or an express acknowledgment, confirming that you have received and agree to be bound by the Letter of Transmittal and that the Letter of Transmittal may be enforced against you), must also be received by the Exchange Agent prior to the Expiration Date. Capitalized terms used but not defined herein are defined in the Letter of Transmittal.

THIS NOTICE OF GUARANTEED DELIVERY IS NOT TO BE USED TO GUARANTEE SIGNATURES. IF A SIGNATURE ON A LETTER OF TRANSMITTAL IS REQUIRED TO BE GUARANTEED BY AN "ELIGIBLE INSTITUTION" UNDER THE INSTRUCTIONS THERETO, SUCH SIGNATURE GUARANTEE MUST APPEAR IN THE APPLICABLE SPACE PROVIDED ON THE LETTER OF TRANSMITTAL.

Ladies and Gentlemen:

        Upon the terms and conditions set forth in the Offer to Exchange and the accompanying Letter of Transmittal, the undersigned hereby tenders to the Company the aggregate principal amount of Old Notes set forth below pursuant to the guaranteed delivery procedures described in the section entitled "The Exchange Offer—Guaranteed Delivery Procedures" in the Offer to Exchange. By so tendering, the undersigned does hereby make, at and as of the date hereof, the representations and warranties of a tendering Holder of Old Notes set forth in the Letter of Transmittal.

        All authority herein conferred or agreed to be conferred by this Notice of Guaranteed Delivery shall survive the death or incapacity of the undersigned and every obligation of the undersigned hereunder shall be binding upon the heirs, personal representatives, executors, successors, assigns, trustees in bankruptcy and other legal representatives of the undersigned.

PLEASE SIGN AND COMPLETE

Certificate Numbers of Old Notes (if Available)	Principal Amount of Old 2008 Notes Tendered	Principal Amount of Old 2010 Notes Tendered

Signature(s) of Registered Holder(s) or Authorized Signatory
Name(s):	(Please Type or Print)
Title:
Address:
Area Code and Telephone Number:
Date:

If Old Notes will be tendered by book-entry transfer, check the trust company below:

☐  The Depository Trust Company

Depository Account Number:

        This Notice of Guaranteed Delivery must be signed by the Holder(s) of Old Notes exactly as its (their) name(s) appear(s) on a security position listing as the owner of the Old Notes, or by person(s) authorized to become registered Holder(s) by endorsements and documents transmitted with this Notice of Guaranteed Delivery. If signature is by an attorney-in-fact, trustee, executor, administrator, guardian, officer or other person acting in a fiduciary or representative capacity, such person must provide the following information:

Name:	Capacity:	Address(es):

Do not send Old Notes with this form. Old Notes should be sent to the Exchange Agent together with a properly completed and duly executed Letter of Transmittal.

GUARANTEE
(Not To Be Used For Signature Guarantee)

        The undersigned, a firm that is a participant in the Securities Transfer Agents Medallion Program, the New York Stock Exchange Medallion Signature Program or the Stock Exchanges Medallion Program, or an "Eligible Guarantor Institution" (as such term is defined in Rule 17Ad-15 under the Securities Exchange Act of 1934, as amended), hereby guarantees that, within three New York Stock Exchange trading days after the date of execution of this Notice of Guaranteed Delivery, a properly completed and duly executed Letter of Transmittal (or manually signed facsimile thereof), the Old Notes, in proper form for transfer, or a book-entry confirmation of transfer of such Old Notes into the Exchange Agent's account at The Depository Trust Company, including the agent's message instead of a Letter of Transmittal, as the case may be, with any required signature guarantees and any other documents required by the Letter of Transmittal, will be deposited by the undersigned with the Exchange Agent.

THE UNDERSIGNED ACKNOWLEDGES THAT IT MUST DELIVER THE LETTER OF TRANSMITTAL AND THE OLD NOTES TENDERED HEREBY, OR, IN THE CASE OF A BOOK-ENTRY TRANSFER, AN AGENT'S MESSAGE INSTEAD OF A LETTER OF TRANSMITTAL, TO THE EXCHANGE AGENT WITHIN THE TIME PERIOD SET FORTH ABOVE AND THAT FAILURE TO DO SO COULD RESULT IN FINANCIAL LOSS TO THE UNDERSIGNED.

SIGN HERE

Name of Firm:
Authorized Signature:
Name and Title (please type or print):
Address:
Area Code and Telephone Number:
Date:

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  Exhibit (a)(1)(v)
NOTICE OF GUARANTEED DELIVERY